Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF VERACYTE, INC. AND C2I GENOMICS INC.

On February 5, 2024, Veracyte, Inc. (“Veracyte” or the “Company”), a Delaware corporation, completed its acquisition of C2i Genomics, Inc. (“C2i”), a Delaware corporation, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated January 5, 2024, among the Company, C2i, Canary Merger Sub I, Inc. (“Merger Sub I”), Veracyte Diagnostics, LLC (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”) and Fortis Advisors LLC (the “Securityholders’ Agent”). Merger Sub I was and Merger Sub II remains a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, Merger Sub I merged with and into C2i, with C2i surviving as a wholly-owned subsidiary of the Company (the “First Merger”). Promptly following the First Merger, C2i merged with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of the Company (the “Second Merger” and, collectively with the First Merger, the “Merger”).
The unaudited pro forma condensed combined financial information has been derived from:
•Veracyte’s audited consolidated financial statements and accompanying notes as of and for the fiscal year ended December 31, 2023 (as included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024);
•C2i’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2023, which are filed as Exhibit 99.1 to the Current Report on Form 8-K (as amended) to which this Exhibit 99.2 is filed as an exhibit.
The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Merger based on the historical financial statements of Veracyte and C2i after giving effect to the Merger and the Merger-related pro forma adjustments as described in the notes included below.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of C2i, as adjusted to give effect to the Merger. The unaudited pro forma condensed combined balance sheet as of December 31, 2023, gives effect to the Merger as if they occurred or had become effective on December 31, 2023. The unaudited pro forma condensed combined consolidated statement of operations for the fiscal year ended December 31, 2023, gives effect to the Merger as if they occurred or had become effective on January 1, 2023. Further information about this basis of presentation is provided in Note 1 to this unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined consolidated financial information has been prepared by the Company using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“US GAAP”). The Company has been treated as the acquirer in the Merger for accounting purposes. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable as of the date hereof. The unaudited pro forma condensed combined consolidated financial information is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Merger been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.
An updated determination of the fair value of C2i’s assets acquired and liabilities assumed will be performed within one year of closing of the Merger. The final purchase price allocation may be different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined consolidated financial information. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined consolidated financial information may change the amount of the total purchase price allocated to goodwill, and other assets and liabilities may impact the combined entity’s balance sheet and statement of operations. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined consolidated financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have an impact on the accompanying unaudited pro forma condensed combined consolidated financial information and the combined entity’s future results of operations and financial position.
The unaudited pro forma condensed combined consolidated financial information does not reflect any expected cost savings, operating synergies, or revenue enhancements that the combined entity may achieve as a result of the Merger or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2023
(in thousands)

	Veracyte December 31, 2023	C2i December 31, 2023(1)	Transaction accounting adjustments	Notes	Pro forma
ASSETS
Current assets
Cash and cash equivalents	$216,454	$18,804	$(11,994)	3(A)	$223,264
Accounts receivable	40,378	6	—		40,384
Supplies and inventory	16,128	—	—		16,128
Prepaid expenses and other current assets	12,661	519	—		13,180
Total current assets	285,621	19,329	(11,994)		292,956
Property and equipment, net	20,584	412	—		20,996
Right-of-use assets - operating leases	10,277	1,244	—		11,521
Intangible assets, net	88,593	—	31,500	3(B)	120,093
Goodwill	702,984	—	53,003	3	755,987
Restricted cash	876	—	—		876
Other assets	5,971	188	—		6,159
Total assets	$1,114,906	$21,173	$72,509		$1,208,588
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$12,943	$757	$—		$13,700
Accrued liabilities	38,427	2,332	—		40,759
Current portion of deferred revenue	2,008	94	—		2,102
Current portion of acquisition-related contingent consideration	2,657	—	4,279	3(C)	6,936
Current portion of operating lease liabilities	5,105	541	—		5,646
Current portion of other liabilities	101	166	—		267
Total current liabilities	61,241	3,890	4,279		69,410
Deferred tax liability	734	—	750	3(D)	1,484
Acquisition-related contingent consideration, net of current portion	518	—	12,921	3(C)	13,439
Operating lease liabilities, net of current portion	7,525	841	—		8,366
Other liabilities	786	78,568	(78,568)	3(E)	786
Total liabilities	70,804	83,299	(60,618)		93,485
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023, and 2022	—	13,085	(13,085)	4(A)	—

Common stock, $0.001 par value; 125,000,000 shares authorized, 73,264,738 and 71,959,454 shares issued and outstanding as of December 31, 2023, and 2022, respectively	73	10	(7)	4(A)	76
Additional paid-in capital	1,536,168	854	73,378	4(A)	1,610,400
Accumulated deficit	(468,121)	(76,075)	72,841	4(A)	(471,355)
Accumulated other comprehensive loss	(24,018)	—	—		(24,018)
Total stockholders’ equity	1,044,102	(62,126)	133,127		1,115,103
Total liabilities and stockholders’ equity	$1,114,906	$21,173	$72,509		$1,208,588
___________________________
(1)     See Note 2 for details.
See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands, except share and per share information)

	Veracyte Year ended December 31, 2023	C2i Year ended December 31, 2023(1)	Transaction accounting adjustments	Notes	Pro forma
Revenue
Testing revenue	$326,542	$456	$(300)	4(B)	$326,698
Product revenue	15,588	—	—		15,588
Biopharmaceutical and other revenue	18,921	—	—		18,921
Total revenue	361,051	456	(300)		361,207
Operating expenses:
Cost of testing revenue	88,913	133	—		89,046
Cost of product revenue	8,666	—	—		8,666
Cost of biopharmaceutical and other revenue	15,324	—	—		15,324
Research and development	57,305	17,880	(212)	4(C)	74,973
Selling and marketing	101,490	2,039	—		103,529
General and administrative	86,229	2,352	3,216	4(D)	91,797
Impairment of long-lived assets	68,349	—	—		68,349
Intangible asset amortization	20,570	—	1,687	3(B)	22,257
Total operating expenses	446,846	22,404	4,691		473,941
Loss from operations	(85,795)	(21,948)	(4,991)		(112,734)
Other income, net	9,183	(13,898)	—		(4,715)
Loss before income tax benefit	(76,612)	(35,846)	(4,991)		(117,449)
Income tax provision (benefit)	(2,208)	154	(1,048)	4(E)	(3,102)
Net loss	$(74,404)	$(36,000)	$(3,943)		$(114,347)

Net loss per common share:
Basic	$(1.02)				$(1.52)
Diluted	$(1.02)				$(1.52)

Shares used to compute net loss per common share:
Basic	72,644,487		2,698,349	5(B)	75,342,836
Diluted	72,644,487		2,769,526	5(C)	75,414,013
___________________________
(1)     See Note 2 for details.

See accompanying notes to unaudited pro forma condensed combined financial information.

1. Basis of pro forma presentation
The unaudited pro forma condensed combined financial information has been prepared by the Company in connection with its acquisition of C2i, a company which develops technology to detect the minimal residual disease, or MRD, left behind after cancer treatments.
The unaudited pro forma condensed combined financial information is based on the historical audited consolidated financial statements of the Company and the historical audited consolidated financial statements of C2i, as adjusted to give effect to the pro forma adjustments. Veracyte and C2i’s historical financial statements were prepared in accordance with US GAAP.
C2i’s historical statements of operations have been combined with the Company’s statement of operations for the fiscal year ended December 31, 2023. The audited consolidated financial statements and accompanying notes of Veracyte as of and for the year ended December 31, 2023, are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which were filed with the SEC on February 29, 2024, and the audited consolidated financial statements and accompanying notes of C2i as of December 31, 2023, which are included as Exhibit 99.1 to the Current Report on Form 8-K (as amended) to which this Exhibit 99.2 is filed as an exhibit.
The accompanying unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”), with Veracyte considered the accounting acquirer of C2i. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of C2i based upon management’s preliminary estimate of their fair values. The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined consolidated financial information are preliminary and subject to adjustment based on a final determination of fair value and tax contingency matters. The purchase price consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the closing of the acquisition.
The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. Management has included certain reclassification adjustments for consistency in presentation as indicated in the subsequent notes. See Note 2 for further discussion. The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Merger or the Acquisition financing been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

VERACYTE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION-(Continued)
2. C2i financial information
This represents the historical financial information of C2i which reflects certain reclassifications to align with Veracyte’s financial statement presentation.

UNAUDITED C2I CONDENSED BALANCE SHEET AS OF DECEMBER 31, 2023 (in thousands)
	C2i Year ended December 31, 2023	Reclassification adjustments(1)	Total
ASSETS
Current assets:
Cash and cash equivalents	$18,804	$—	$18,804
Accounts receivable	6	—	6
Prepaid expenses and other current assets	519	—	519
Total current assets	19,329	—	19,329
Property, plant and equipment, net	412	—	412
Right of use asset – operating leases	1,244	—	1,244
Restricted deposits for leases	188	(188)	—
Other assets	—	188	188
Total assets	$21,173	$—	$21,173

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Trade payables	$757	$—	$757
Payroll and benefit related liabilities	1,356	(1,356)	—
Other accounts payable	998	(998)	—
Accrued liabilities	—	2,332	2,332
Deferred revenue	94	—	94
Current portion of lease liabilities	685	(144)	541
Current portion of other liabilities	—	166	166
Total current liabilities	3,890	—	3,890
Lease liabilities	841	—	841
Convertible promissory notes	78,568	(78,568)	—
Other liabilities	—	78,568	78,568
Total liabilities	83,299	—	83,299
Mezzanine equity:
Preferred Seed stock of $0.001 par value - Authorized, Issued and outstanding: 4,301,075 shares	1,171	—	1,171
Preferred A stock of $0.001 par value - Authorized, Issued and outstanding: 13,952,268 shares	11,914	—	11,914
Stockholders' equity (deficiency):
Share capital - Common stocks of $0.001 par value - Authorized: 35,000,000, Issued and outstanding: 10,348,357 stocks at December 31, 2023	10	—	10
Additional paid-in capital	854	—	854
Accumulated deficit	(76,075)	—	(76,075)
Total Stockholders' equity (deficiency)	(75,211)	—	(75,211)
Total liabilities, mezzanine equity and stockholders' equity	$21,173	$—	$21,173
_____________
(1)Represent reclassification entries necessary to condense or conform the C2i financial statement presentation with the condensed consolidated Veracyte financial statement presentation included in the unaudited pro forma condensed combined financial statements.

VERACYTE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION-(Continued)

UNAUDITED C2I CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2023 (in thousands)
	C2i Year ended December 31, 2023	Reclassification Adjustments(1)	Total
Revenues	$456	$—	$456
Cost of revenues	133	—	133
Gross profit	323	—	323
Operating expenses:		—
Research and development expenses	17,880	—	17,880
Marketing expenses	2,039	—	2,039
General and administrative expenses	2,352	—	2,352
Total operating expenses	22,271	—	22,271
Financial expenses (income), net	13,898	(13,898)	—
Other income, net	—	13,898	13,898
Income taxes	154	—	154
Net income	$(36,000)	$—	$(36,000)
_____________
(1)    Represents reclassification entries necessary to condense or conform the C2i financial statement presentation with the condensed consolidated Veracyte financial statement presentation included in the unaudited pro forma condensed combined financial statements.

VERACYTE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION-(Continued)
3. C2i acquisition
Under the terms of the Merger Agreement, Veracyte acquired C2i for total purchase consideration of approximately $100,195 thousand. Veracyte deposited $8,000 thousand of the purchase consideration into escrow to secure certain indemnification obligations of the C2i securityholders and $200 thousand was deposited for payment of certain expenses potentially to be incurred by the Securityholders’ Agent in connection with the acquisition. In addition, Veracyte issued 2,698,349 shares of Veracyte common stock to the C2i stockholders and noteholders, and in the case of any C2i stockholders and noteholders who did not certify they were an “accredited investor”, their respective portion of purchase consideration was paid in cash. Further, options granted by C2i to its employees have been assumed by Veracyte on the same terms and conditions that were in effect immediately prior to the acquisition.

Closing consideration as per closing statement	Amounts (in thousands)
Upfront Payment	$70,000
Plus: Closing cash(1)	13,689
Less: C2i debt (1)	(1,398)
Less: C2i transaction expenses (1)	(17)
Plus: Net working capital adjustment(1)	1,042
Less: Note closing amounts(1)	(49,743)
Closing consideration as per closing statement	$33,573
___________
(1)Represents estimated amounts utilized for closing, which are subject to certain customary adjustments and finalization.

Purchase price for accounting purposes	Amounts (in thousands)
Closing consideration as per closing statement (from above)	$33,573
Add: Fair value of contingent consideration	17,200
Add: Note closing amounts	49,743
Add: C2i transaction expenses settled by Veracyte	17
Less: Unvested portion of settlement of options	(338)
Purchase price for accounting purposes	$100,195

The following reflects the preliminary purchase price allocation among assets acquired and liabilities assumed:

Amounts (in thousands)
Net assets of C2i as of December 31, 2023	$(62,126)
Settlement of convertible debt by Veracyte on acquisition	78,568
Adjusted net assets of C2i as of December 31, 2023	16,442
Record intangibles at fair value(1)	31,500
Record deferred tax liability associated with assets acquired at fair value (Note 4(E))	(750)
Preliminary fair value of net assets acquired	47,192
Preliminary allocation to goodwill(1)	$53,003
_____________
(1)    The preliminary estimates are based on the data available to Veracyte and are subject to change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired will have a corresponding impact on the amount of

VERACYTE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION-(Continued)
the goodwill. In addition, a change in the amount of property, plant, and equipment, leases and other identifiable intangible assets will have a direct impact on the amount of amortization and depreciation recorded against income in future periods. The impact of any changes in the purchase price allocation may have a material impact on the amounts presented in the pro forma condensed combined financial information and in future periods. The goodwill amount represents the total purchase price less the preliminary fair value of net assets acquired.
(A). Reflects the impact on cash and cash equivalents as follows:

Amounts (in thousands)
Payment of acquisition fees (1)	$(3,000)
Payment of cash consideration for the acquisition of C2i	(8,853)
Payment of cash to non-continuing employees for unvested options	(141)
Pro forma adjustment	$(11,994)
_____________
(1)    The acquisition fees of $3,000 thousand includes the transaction costs, which are expensed as incurred.
(B).    Reflects the impact of the purchase price allocation as described above, including:
The estimated fair value of intangible assets is related to in-process research & development (“IPR&D”) and developed technology. The estimated useful life of the developed technology is 15 years and IPR&D asset is still not in use and it is not eligible for amortization.

Intangible assets subject to amortization	Useful life (in years)	Amounts (in thousands)
Developed Technology	15	$25,300

Intangible assets not subject to amortization
IPR&D	NA	6,200
Less: Intangible assets book value		—
Pro forma adjustment		$31,500

Intangible assets amortization expense	Amounts (in thousands)
Total pro forma intangible asset amortization(1)	$1,687
Less: C2i amortization, as reported	—
Pro forma adjustment(2)	$1,687
_____________
(1)    Represents the amortization step up of intangible assets. The proforma adjustment represents the estimated amortization expense, which is calculated based on a useful life of 15 years for developed technology.
(2)    The pro forma adjustment of intangible amortization step up is reflected in intangible asset amortization.
(C). Represents the fair value of the contingent consideration that has been agreed to be paid to noteholders by Veracyte on achievement of certain milestones, amounting to $17,200 thousand.

(D). Reflects the impact on deferred tax liability associated with fair value adjustments for assets acquired at fair value.

(E). Reflects the impact of settlement of convertible debt by Veracyte on acquisition.

VERACYTE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION-(Continued)
4. Other adjustments
(A).    Represents the elimination of the C2i historical equity, issue of Veracyte common stock to C2i noteholders and stockholders, issue of stock options to C2i employees and the impact of the Merger transactions as follows (in thousands)

(in thousands)	Common Stock	Preferred stock	Additional paid-in capital	Accumulated deficit	Total
Eliminate C2i	$(10)	$(13,085)	$(854)	$76,075	$62,126
Add: Issue of Veracyte common stock to C2i noteholders and stockholders	3	—	73,299	—	73,302
Add: Issue of stock options to C2i employees(1)	—	—	840	—	840
Add: Stock based compensation expense(2)	—	—	93	(234)	(141)
Less: Estimated C2i acquisition costs	—	—	—	(3,000)	(3,000)
Total	$(7)	$(13,085)	$73,378	$72,841	$133,127
_____________

(1)    Represents the fair value of pre-combination portion of stock options (non-accelerated) assumed by Veracyte, which has been included in the purchase consideration. See Note 5(A) for details.
(2)    The adjustment to additional paid-in capital of $93 thousand represents the fair value of post-combination portion of the stock options (accelerated on the acquisition date) assumed by Veracyte, which has been recognized as post-combination compensation cost in the books of Veracyte. The adjustment to accumulated deficit of $234 thousand includes (i) $93 thousand of compensation cost (discussed above) and (ii) $141 thousand of cash payments, made to non-transferring employees, relating to post-combination portion of stock options (accelerated on the acquisition date), which has been considered as post-combination compensation cost in the books of Veracyte. See Note 5(A) for details.
(B).    Reflects the elimination of intercompany transaction between Veracyte and C2i.
(C).    Reflects the impact on research and development costs as follows:

Amounts (in thousands)
Stock compensation expense(1)	$88
Less: Elimination of intercompany transaction between Veracyte and C2i	(300)
Pro forma adjustment	$(212)
(1)    Reflects the impact of stock options issued to certain transferring C2i employees. See Note 5(A) for details.
(D).    Reflects the impact on general and administrative costs as follows:

Amounts (in thousands)
Acquisition costs(1)	$3,000
Add: Stock compensation expense(2)	216
Pro forma adjustment	$3,216
_____________

(1)    Represents the impact of the estimated acquisition costs of Veracyte and C2i, incurred between the date of the historical financial statements included in the pro forma and the transaction close date. In addition, Veracyte and C2i incurred $2,602 thousand and $433 thousand, respectively, of acquisition costs related to the acquisition in their historical statement of operation for the year ended December 31, 2023. These nonrecurring expenses are not anticipated to affect the consolidated statement of operations beyond twelve months after the acquisition date.

VERACYTE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION-(Continued)
(2)    Reflects the impact of stock options issued to certain transferring C2i employees. See Note 5(A) for details.
(E).    The estimated tax impact is based on an assumed tax rate of 21%, which is Veracyte’s statutory rate. Any tax benefit reflected related to the pro forma adjustments may be subject to a valuation allowance. Because the adjustments contained in the unaudited pro forma condensed combined financial information are based on estimates, the effective tax rate herein will vary from the effective rate in periods subsequent to the C2i acquisition. The statutory rate is also applied to the step up of intangibles to estimate a deferred tax liability for pro forma purposes.
5. Issue of stock options and shares
(A). The Company assumed the stock options held by C2i employees on the acquisition date, on the same terms and conditions that were in effect immediately prior to the acquisition. This resulted in pro forma condensed combined balance sheet impact of $93 thousand increase in additional paid-in capital and $234 thousand decrease in accumulated deficit, and the pro forma condensed combined statement of operations compensation expense impact of $88 thousand to research and development and $216 thousand to general and administrative.
(B). Reflects the issuance of 2,698,349 shares to C2i stockholders and noteholders on acquisition of C2i.
(C). Reflects the issuance of 2,698,349 shares to C2i stockholders and noteholders and 71,177 stock options to certain transferring C2i employees, on acquisition of C2i.